UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):       May 7, 2013

AMERICAN REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Market

Item 3.02.  Unregistered Sales of Equity Securities

On May 6, 2013, American Realty Investors, Inc. (“ARL” or the “Issuer” or the “Company”) filed a Certificate of Designation with the Secretary of State of Nevada providing for the designation of a new series of preferred stock designated as the Series K Convertible Preferred Stock, par value $2 per share and a preference on liquidation of $22 per share with the number of shares to constitute the whole series to be 135,000 shares. The Series K Convertible Preferred Stock has no dividend requirement, no voting rights or powers, except as may be required by Nevada law, is not redeemable, and has no mandatory sinking fund requirement, but is convertible into ARL Common Stock at the rate of five shares of Common Stock for each share of Series K Convertible Preferred Stock subject to certain anti-dilution requirements. Following the designation of the Series K Convertible Preferred Stock, on May 7, 2013, ARL sold 135,000 shares of Series K Convertible Preferred Stock of ARL to Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), which has its Common Stock listed and traded on the NYSE. The sale pursuant to a subscription by TCI was at the par value of $2 per share for a total of $270,000 cash. While the Series K Convertible Preferred Stock of ARL is immediately convertible into Common Stock (a total of 675,000 shares initially), TCI has no present intention of converting such stock.  As part of a resolution of certain litigation, TCI, over 80% of the Common Stock of which is owned by subsidiaries of ARL, on May 7, 2013 assigned all of the 135,000 shares of Series K Convertible Preferred Stock of ARL to a Lender as security for a $5 million Promissory Note issued by TCI payable to the order of such Lender which covenanted not to convert the 135,000 shares of Series K Convertible Preferred Stock of ARL into Common Stock of ARL until at least 90 days after the maturity of such Promissory Note on the earlier of March 5, 2015 or the date of an Event of Default thereunder.

ARL issued the 135,000 shares of Series K Convertible Preferred Stock pursuant to the exemption afforded by Section 4(2) under the Securities Act of 1933.

TCI issued the $5 million Promissory Note pursuant to a settlement arrangement with such Lender involving certain litigation which had been pending in U. S. District Court in Louisiana relating to a mortgage held by such Lender with respect to certain real property located in New Orleans, Louisiana.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.	The following exhibits are filed herewith as indicated below:

Exhibit No.	Description of Exhibit
4.5	Certificate of Designation for Nevada Profit Corporations designating the Series K Convertible Preferred Stock as filed with the Secretary of State of Nevada on May 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2013	AMERICAN REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer